Exhibit 23.1






                          Independent Auditors' Consent
The Board of Directors
Dollar Tree Stores, Inc.:


We consent to the use of our report incorporated herein by reference.

Our report refers to a change in the method of accounting for merchandise inventories from the first-in, first-out method to the average cost method. Our report also indicates the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities.





                                  /s/ KPMG LLP

Norfolk, Virginia
July 7, 2003